                                                                  EXHIBIT T3E-2

                       CONSENT AND LETTER OF TRANSMITTAL

        TO EXCHANGE AND TO GIVE CONSENT IN RESPECT OF ANY AND ALL OF THE
              OUTSTANDING 11 1/2% SENIOR NOTES DUE 2004, SERIES D

                               (CUSIP 003831AF1)

                                       OF

                         ABRAXAS PETROLEUM CORPORATION
                                      AND
                       CANADIAN ABRAXAS PETROLEUM LIMITED

           PURSUANT TO THE OFFER TO EXCHANGE AND CONSENT SOLICITATION
                            DATED NOVEMBER 18, 1999


-------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON DECEMBER 17, 1999, UNLESS EXTENDED (THE "EXPIRATION TIME"). HOLDERS OF THE 11 1/2% SENIOR NOTES DUE 2004, SERIES D (THE "OLD NOTES") MUST TENDER THEIR OLD NOTES ON OR PRIOR TO THE EXPIRATION TIME IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER AND RECEIVE THE EXCHANGE OFFER CONSIDERATION.

WE WILL EXECUTE A SUPPLEMENTAL INDENTURE FOR THE OLD NOTES ON THE DATE WE RECEIVE THE CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE OLD NOTES. ONCE WE HAVE EXECUTED THE SUPPLEMENTAL INDENTURE, TENDERS OF THE OLD NOTES MAY NOT BE WITHDRAWN AND THE RELATED CONSENTS ARE IRREVOCABLE.

HOLDERS THAT DESIRE TO PARTICIPATE IN THE EXCHANGE OFFER MUST CAUSE AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION TIME.
-------------------------------------------------------------------------------

                 The Exchange Agent for the Exchange Offer is:

                                                   By Overnight Courier or
              By Hand:                            Registered/Certified Mail:

         The Bank of New York                         The Bank of New York
          101 Barclay Street                          101 Barclay Street
              Ground Level                          New York, New York 10286
    Corporate Trust Services Window              Attn: Reorganization Unit - 7E
        New York, New York 10286
     Attn: Reorganization Unit - 7E

              By Facsimile:                           Confirm by Telephone:

             (212) 815-6339                               (212) 815-3687

         All terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Exchange and Consent Solicitation dated November 18, 1999 of Abraxas Petroleum Corporation and Canadian Abraxas Petroleum Limited.

         The instructions contained herein should be read carefully before this Consent and Letter of Transmittal is completed.

         This Consent and Letter of Transmittal is to be used by holders of 11 1/2% Senior Notes due 2004, Series D (the "old notes"). Tender of old notes is to be made according to the DTC Automated Tender Offer Program ("ATOP") pursuant to the procedures set forth in the Offer to Exchange and Consent Solicitation under the caption "The Exchange Offer--Procedures for Tendering Notes." DTC participants that are accepting the exchange offer and consenting in the consent solicitation must transmit their acceptance and consent to DTC, which will verify the acceptance and consent and execute a book-entry delivery to the exchange agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your old notes in the exchange offer and to consent in the consent solicitation, the exchange agent must receive, prior to the expiration time of the exchange offer, an agent's message under the ATOP procedures that confirms that:

         o        DTC has received your instructions to tender your old notes;
                  and

         o You agree to be bound by the terms of this Consent and Letter of Transmittal.

         The consideration payable in exchange for old notes tendered in the exchange offer is described in the Offer to Exchange and Consent Solicitation.

         BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS CONSENT AND LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS JUST AS IF YOU HAD SIGNED IT.

         In the event the exchange offer is withdrawn or otherwise not completed, you will not receive new notes even if you have validly tendered old notes and delivered consents in connection with the exchange offer and consent solicitation. Any tendered notes will be returned to you via a credit to the appropriate DTC account.

         If you tender old notes in the exchange offer you will automatically consent to the proposed amendments to the indenture for the old notes. You may not consent to the proposed amendments to the indenture for the old notes unless you participate in the exchange offer. The exchange offer and consent solicitation for the old notes are made upon the terms and subject to the conditions set forth in the Offer to Exchange and Consent Solicitation and herein.

         The instructions included with this Consent and Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Exchange and Consent Solicitation and this Consent and Letter of Transmittal may be directed to the exchange agent.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         By tendering old notes in the exchange offer, you acknowledge receipt of the Offer to Exchange and Consent Solicitation dated November 18, 1999 and this Consent and Letter of Transmittal and instructions hereto, which together constitute:

         o our offer to exchange $700 principal amount of our 11 1/2% Senior Secured Notes due 2004, Series A, referred to herein as the "new notes", approximately 59.6184 shares of Abraxas common stock, and approximately 59.6184 contingent value rights each exercisable for up to approximately 6.3889 shares of Abraxas common stock for each $1,000 principal amount of the outstanding 11 1/2% Senior Notes due 2004, Series D, referred to herein as the "old notes"; and

         o our solicitation of consents from registered holders of old notes to the amendments, as described in the Offer to Exchange and Consent Solicitation, to the indenture dated January 27, 1998, between us and The Bank of New York, as successor trustee, pursuant to which the old notes were issued.

         The exchange offer is conditioned upon our receipt of tenders which have not been withdrawn of at least 95% of the outstanding principal amount of the old notes, our receipt of an opinion of our Canadian counsel that the new notes will not be subject to Canadian withholding tax, and the resignation of seven of Abraxas' directors. The exchange offer is subject to other customary conditions described in the Offer to Exchange and Consent Solicitation. Subject to the satisfaction of these conditions, we have committed to appoint four persons designated by the holders of a majority in principal amount of the participating holders of the old notes to the Board of Directors of Abraxas Petroleum Corporation.

         Upon the terms and subject to the conditions of the exchange offer and the consent solicitation, you hereby:

         o tender to us the principal amount of old notes indicated in the agent's message; and

         o consent to the proposed amendments to the indenture for the old notes described in the Offer to Exchange and Consent Solicitation, including under the section "The Consent Solicitation," and to the execution and delivery of the supplemental indenture (hereby revoking any previously submitted disapproval or abstention).

         Subject to, and effective upon, the acceptance for exchange of the principal amount of old notes tendered under this Consent and Letter of Transmittal, you hereby tender, exchange, assign and transfer to or upon the order of, us all right, title and interest in and to all of the old notes that are being tendered for exchange hereby. You hereby irrevocably constitute and appoint The Bank of New York your true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as our agent) with respect to such old notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
(i) transfer ownership of such old notes on the account books maintained by DTC to us or upon our order, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such old notes.

         You agree and acknowledge that, by tendering old notes in the exchange offer, you make and provide the written consent, with respect to the old notes tendered hereby, to the proposed amendments to the indenture to the old notes. You understand that the consent provided hereby is irrevocable and may not be revoked once a majority of the outstanding principal amount of the old notes have been tendered.

         In the event of a termination of the exchange offer, old notes tendered in the exchange offer will be returned to you promptly. If we make a change in the terms of the exchange offer or the information concerning the exchange offer in a manner determined by us, in our sole discretion, to constitute a material change to the holders of old notes, we will disseminate additional material in respect of the exchange offer and will extend the exchange offer, in each case to the extent required by law.

         You understand that tenders of old notes pursuant to the procedures described in the Offer to Exchange and Consent Solicitation and in the instructions hereto and acceptance thereof by us will constitute a binding agreement between you and us upon the terms and subject to the conditions of the exchange offer and the consent solicitation.

         You hereby represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes tendered hereby and to give the consent contained to the proposed amendments to the supplemental indenture to the old notes, and that when such notes are accepted for exchange by us, we will acquire good title thereto, free and clear of all liens, restrictions, changes and encumbrances and not subject to any adverse claim or right. You will, upon request, execute and deliver any additional documents deemed by the exchange agent or by us to be necessary or desirable to complete the exchange, assignment and transfer of the old notes tendered hereby or to perfect your consent.

         For purposes of the exchange offer, you understand that we will be deemed to have accepted for exchange validly tendered old notes (or defectively tendered old notes with respect to which we have waived such defect), if, as and when we give oral (confirmed in writing) or written notice thereof to the exchange agent.

         You understand that, under certain circumstances and subject to certain conditions of the exchange offer set forth in the Offer to Exchange and Consent Solicitation, each of which we may waive except as described therein, we will not accept for exchange any of the old notes tendered after the expiration time. Any old notes not accepted for exchange will be returned promptly to you via a credit to the appropriate DTC account.

         All authority conferred or agreed to be conferred by this Consent and Letter of Transmittal shall survive your death or incapacity and your obligations under this Consent and Letter of Transmittal shall be binding upon your heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

         You understand that all questions as to whether a tender, consent or withdrawal (including time of receipt) was made properly will be determined by us, in our sole discretion, which determination shall be final and binding.

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER AD CONSENT SOLICITATION

         1. Book-Entry Confirmations; Consideration; Withdrawal of Tenders. To tender old notes in the exchange offer, a confirmation of any book-entry transfer into the exchange agent's account maintained by DTC through ATOP of old notes tendered electronically must be received by the exchange agent prior to the expiration time. Tenders of old notes in the exchange offer will be accepted prior to the expiration time in accordance with the procedures described in the preceding sentence or otherwise in compliance with this Consent and Letter of Transmittal. You are solely responsible for ensuring that your old notes are properly and validly tendered in the exchange offer. It is suggested that holders tender their old notes sufficiently in advance of the expiration time to permit delivery by DTC of the agent's message to the exchange agent prior to such time. The delivery will be deemed made when the agent's message is actually received or confirmed by the exchange agent.

         Holders who tender old notes in the exchange offer are obligated to consent to the proposed amendments to the supplemental indenture for the old notes.

         Tenders of old notes may be withdrawn at any time prior to the execution of a supplemental indenture for the old notes. We and the trustee will execute a supplemental indenture on the date we receive consents representing a majority of the outstanding principal amount of the old notes. Withdrawal of tenders of old notes may be accomplished by complying with the applicable ATOP procedures for withdrawal of tenders. The exchange agent must receive the agent's message relating to a holder's withdrawal prior to the execution of a supplemental indenture for the old notes for the withdrawal to be effective. Withdrawal of old notes will be deemed to be a withdrawal of the related consent to the proposed amendments to the indenture for the old notes. If you withdraw old notes, you will have the right to re-tender them prior to the expiration time through ATOP.

         2. Consent to Proposed Amendments; Revocation of Consent. In accordance with the Offer to Exchange and Consent Solicitation, all tenders of old notes received by the exchange agent on or prior to the expiration time will be counted as consents with respect to the execution and delivery of the supplemental indenture for the old notes. You may not revoke a consent given in connection with a tender of old notes once the supplemental indenture for the old notes has been signed by us and the trustee. To revoke your consent, you must withdraw your tender of old notes by following the withdrawal procedures described above in instruction 1.

         WE INTEND TO EXECUTE THE SUPPLEMENTAL INDENTURE FOR THE OLD NOTES CONTAINING THE PROPOSED AMENDMENTS TO THE INDENTURE FOR THE OLD NOTES ON THE DATE WE RECEIVE CONSENTS REPRESENTING A MAJORITY OF THE OUTSTANDING PRINCIPAL AMOUNT OF OLD NOTES ISSUED UNDER THE INDENTURE. SUCH SUPPLEMENTAL INDENTURE WILL BE BINDING UPON EACH HOLDER OF OLD NOTES WHETHER OR NOT SUCH HOLDER GIVES A CONSENT WITH RESPECT THERETO.

         3. Partial Tenders and Consents. Tenders of old notes pursuant to the exchange offer (and the corresponding consents thereto) will be accepted only in respect of principal amounts equal to $1,000 or integral multiples thereof. The entire principal amount of old notes set forth in a participant's DTC account will be deemed to have been tendered, and a related consent in respect thereof given, unless otherwise indicated. If the entire principal amount of all old notes is not tendered or not accepted for exchange (and the related consent in respect thereof not given), old notes representing such untendered amount (or in respect of which a consent is not given) will be returned by credit to the participant's account at DTC promptly after the old notes are accepted for exchange.

         4. Transfer Taxes. We will pay all transfer taxes applicable to the exchange and transfer of old notes pursuant to the exchange offer, except in the case of deliveries of old notes for principal amounts not tendered or not accepted for exchange that are registered in the name of any person other than the registered or acting holder of old notes tendered thereby.

         5. Irregularities. All questions as to the validity (including time of receipt) and acceptance of tenders of old notes and deliveries of consents will be determined by us, in or sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders or consents will not be considered valid. We reserve the absolute right to reject any or all tenders and consents in respect of old notes the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes or of delivery as to particular consents. Our interpretation of the terms and conditions of the exchange offer (including the instructions in this Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of old notes or deliveries of consents must be cured within such time as we determine, unless waived by us. Tenders of old notes shall not have been deemed to have been made until all defects or irregularities have been waived by us or cured. A defective tender may, in our sole discretion, constitute a valid consent and will be counted for purposes of determining whether consents of a majority of old notes have been obtained even if the accompanying old notes are not accepted for exchange by reason of such defect. All tendering holders, by tender of old notes in the exchange offer, waive any right to receive notice of the acceptance of their old notes for exchange or of the effectiveness of the proposed amendments. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes or deliveries of consents, or will incur any liability to holders for failure to give any such notice.

         6. Waiver of Conditions. We expressly reserve the absolute right, in our sole discretion, to amend or waive any of the conditions to the exchange offer, except as described in the Offer to Exchange and Consent Solicitation, in the case of any old notes tendered or consents delivered, in whole or in part, at any time and from time to time.

         7. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering old notes and consenting to the proposed amendments and requests for assistance or additional copies of the Offer to Exchange and Consent Solicitation and this Consent and Letter of Transmittal may be directed to the exchange agent. Holders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the exchange offer.